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Exhibit 10(a)

April 25, 2018

Great-West Life & Annuity Insurance Company of New York

489 Fifth Avenue, 28th Floor

New York, New York 10017

Re:	Variable Annuity-2 Series Account

Post-Effective Amendment No. 11 to Registration Statement on Form N-4

File Nos. 333-212091 and 811-05961

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company of New York, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Carlton Fields Jorden Burt, P.A.

Carlton Fields Jorden Burt, P.A.

Carlton Fields Jorden Burt, P.A.
Carlton Fields Jorden Burt, P.A. practices law in California through Carlton Fields Jorden Burt, LLP.
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